UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2017

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2017, Esperion Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Cowen and Company, LLC, and UBS Securities LLC, as representatives of the several underwriters party thereto (collectively, the “Underwriters”), related to a public offering (the “Offering”) of 3,100,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a public offering price of $49.00 per share (the “Offering Price”). Pursuant to the terms of the Underwriting Agreement, the Underwriters were also granted a 30-day option to purchase up to an additional 465,000 shares of Common Stock. The net proceeds to the Company, after deducting the underwriting discount and estimated expenses associated with the Offering, are expected to be approximately $142.5 million. The closing of the Offering is expected to occur on or about August 15, 2017, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to a prospectus dated January 19, 2016 and a prospectus supplement dated August 9, 2017 in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-208701) (the “Registration Statement”), which the U.S. Securities and Exchange Commission declared effective on January 19, 2016.

The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, indemnification and other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is included as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01. Other Events.

On August 8, 2017, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 9, 2017, the Company issued a press release announcing its entry into the Underwriting Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated August 9, 2017, among Esperion Therapeutics, Inc. and Jefferies LLC, Cowen and Company, LLC, and UBS Securities LLC, as representatives of the several underwriters party thereto.

5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).
99.1	Press release issued by Esperion Therapeutics, Inc., on August 8, 2017.
99.2	Press release issued by Esperion Therapeutics, Inc., on August 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPERION THERAPEUTICS, INC.
	By:	/s/ Tim M. Mayleben
Name: Tim M. Mayleben
Title: President and Chief Executive Officer
Dated: August 10, 2017

EXHIBIT INDEX

1.1

Underwriting Agreement, dated August 9, 2017, among Esperion Therapeutics, Inc. and Jefferies LLC, Cowen and Company, LLC, and UBS Securities LLC, as representatives of the several underwriters party thereto.

5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).
99.1	Press release issued by Esperion Therapeutics, Inc., on August 8, 2017.
99.2	Press release issued by Esperion Therapeutics, Inc., on August 9, 2017.